FOR IMMEDIATE RELEASE

Contact:
Jerry Hostetter
Keira Ullrich
Smithfield Foods, Inc.
(212) 758-2100
jerryhostetter@smithfieldfoods.com
keiraullrich@smithfieldfoods.com

Smithfield Foods Announces Pork Group Restructuring Plan

•	Restructuring plan for pork group estimated to result in $125 million in annual cost savings by fiscal 2011.

•	Initiative to reduce number of independent operating companies to three from seven.

•	Company to merge fresh pork sales into two cost-effective sales groups.

•	Six plant closures and various other restructuring initiatives to create significant synergies, particularly in high-margin packaged meats businesses.

Smithfield, Virginia (February 17, 2009)—Smithfield Foods, Inc. (NYSE: SFD) announced today a plan to consolidate and streamline the corporate structure and manufacturing operations of its pork group to improve operating efficiencies and increase utilization. The company expects the restructuring plan will result in annual cost savings after applicable restructuring expenses of approximately $55 million in fiscal 2010 and $125 million by fiscal 2011.

Smithfield Foods said that the pork group’s new business model will enhance the strength of its independent operating company approach, while rationalizing manufacturing operations and taking advantage of synergies in key overhead areas such as sales, marketing, purchasing and information technology.

“This plan will create true synergies between our independent operating companies and produce more opportunities to improve the bottom line in the future,” said C. Larry Pope, president and chief executive officer. “Combined with the several plant closures we have made over the last three years, this restructuring should improve operating rates dramatically, allowing us to shed low-margin business,” he said.

In connection with the plan, the company anticipates recording a pre-tax charge, principally related to non-cash asset write-downs, of approximately $85 million in its third fiscal quarter ended February 1. In addition, Smithfield Foods expects to record one-time pre-tax charges of approximately $30 million as the plan is implemented over the next three quarters. The company estimates that $53 million in capital expenditures will be required relative to plant consolidations in the remainder of fiscal 2009 and in fiscal 2010. Total capital expenditures are expected to remain below depreciation in this fiscal year and next.

The plan includes the following actions at various operating units:

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Smithfield Foods will reduce the number of independent operating companies in the pork group to three from seven. Four existing independent operating companies will be combined under the various business units of The Smithfield Packing Company, Inc., John Morrell & Co. and Farmland Foods, Inc.

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John Morrell and Farmland Foods will merge their respective fresh pork sales forces. This consolidation will enable the company to serve customers with two highly competitive sales groups, Smithfield Packing Company in the East and Farmland Foods in the Midwest and West.

•	Patrick Cudahy, Inc., a producer of bacon, dry sausages, hams and other specialty packaged meats, will become part of the John Morrell Group.

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Carando Foods, a unit of Farmland Foods producing Italian deli and specialty meats, also will be combined with the John Morrell Group. The addition of Carando and Patrick Cudahy to the John Morrell Group, which includes Armour-Eckrich Meats, LLC and Curly's Foods, Inc., will leverage the efficiencies of the packaged meats companies’ manufacturing and marketing platforms.

•	Farmland Foods will strengthen its foodservice business with the assimilation of North Side Foods Corp., a large supplier to the quick service restaurant industry.

•	Cumberland Gap Provision Co., a unit of the John Morrell Group and producer of hams, sausages and other specialty packaged meats, will integrate with Smithfield Packing Company.

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The international sales organizations that are responsible for exports of several independent operating companies will be consolidated into one group to form Smithfield Foods International Group, providing one face to overseas markets and reducing selling, general and administrative expense. This consolidation already is underway and has yielded positive results.

•	Smithfield Foods will close six plants and transfer production to more efficient facilities, increasing their utilization rates. These plants are expected to be closed by December 2009.

“We are very excited about this restructuring plan. The plan will better align the company by enhancing operating efficiencies and increasing utilization rates to reduce our overall manufacturing and overhead structures, which will make Smithfield Foods a more competitive company,” said Mr. Pope. “Previously, the company’s overall focus has been on growth based on opportunistic acquisitions of high-quality companies at distressed prices. Now we want to fully assimilate and integrate these enterprises, driving operating efficiencies and growing our high-margin packaged meats business,” Mr. Pope continued. “The restructuring marks a historic step forward for the company, as we turn our attention to the future. We expect to be a stronger, more profitable company.”

Mr. Pope said that, beginning in the first quarter of fiscal 2010, investors will be able to track packaged meats performance, as the company will begin reporting separate metrics for that component of the business.

“After a careful and thorough analysis of our pork businesses, we have concluded that the consolidation of our independent operating companies into three strong, market- driven companies with highly-competitive and powerful regional brands will best serve the needs of our customers, employees and other key stakeholders,” said George H. Richter, president and chief operating officer of the company’s pork group. “This new business model will allow us to focus on maximizing operating, marketing, financial and logistical synergies that will enable us to better meet the needs of our retail, foodservice and international customers who do business with multiple Smithfield Foods companies,” continued Mr. Richter.

As a result of the restructuring plan, the company expects to achieve a net reduction of approximately 1,800 jobs in the pork group.

Company Amends Credit Facilities
Separately, Mr. Pope noted that Smithfield Foods has entered into amendments of its United States and European credit facilities. The company disclosed the two separate credit facility amendments on reports on Form 8-K filed with the U.S. Securities and Exchange Commission on February 6 and February 13. He said that the amendments provide, among other things, for a reduction of the applicable interest coverage ratio for specified periods through the third quarter of fiscal 2010.

“These amendments are very positive developments, for they provide the company with sufficient time and financial flexibility to bridge the current hog cycle and uncertain economic environment,” said Mr. Pope. “This action should remove any question about the financial strength of Smithfield Foods. We have eliminated a major distraction, allowing our management team to focus full time on the restructuring plan and running the business.”

With sales of $12 billion, Smithfield Foods is the leading processor and marketer of fresh pork and packaged meats in the United States, as well as the largest producer of hogs. For more information, visit www.smithfieldfoods.com.

This news release contains "forward-looking" statements within the meaning of the federal securities laws. The forward-looking statements includes statements concerning the Company's outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. The Company's forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include the availability and prices of live hogs and cattle, raw materials, fuel and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, hedging risk, operating efficiencies, changes in interest rate and foreign currency exchange rates, access to capital, the investment performance of the Company's pension plan assets and the availability of legislative funding relief, the cost of compliance with environmental and health standards, adverse results from on-going litigation, actions of domestic and foreign governments, labor relations issues, credit exposure to large customers, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations and other risks and uncertainties described in the Company's Annual Report on Form 10-K for fiscal 2008 and in its subsequent Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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